ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                           Direct Line: (954) 766-7858


                                 August 30, 1996

Oryx Technology Corp.
47341 Bayside Parkway
Fremont, California 94538

        Re: Registration Statement on Form S-3; Oryx Technology, Corp. (the "Company"), 8,094,401 Shares of Common Stock

Gentlemen:

        This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of the resale of 8,094,401 shares of Common Stock, par value $.001 per share (the "Common Stock") to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold consist of 6,536,290 shares of Common Stock currently outstanding and 1,558,111 shares of Common Stock underlying various warrants described in the Registration Statement (the "Warrants").

        In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as Amended), By-Laws, instruments pertaining to the related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

        Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock to be resold by the Selling Security Holders presently outstanding, and the Common Stock to be issued upon exercise of the Warrants (when issued in accordance with the terms of the Warrants), are or will be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                     Very truly yours,

                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                     /s/Atlas, Pearlman, Trop & Borkson, P.A.
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